UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM S-1/A
                                 AMENDMENT NO. 1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               Teaching Time, Inc.
                              --------------------
             (Exact name of registrant as specified in its charter)

                                     Florida
                                     -------
         (State or other jurisdiction of incorporation or organization)

                                      7372
                                      ----
            (Primary Standard Industrial Classification Code Number)

                                   27-1739487
                                   ----------
                     (I.R.S. Employer Identification Number)

                                   Lisa Lamson
                  2679 Aberdeen Lane, El Dorado Hills, CA 95762
                                  408-605-1572
                  ---------------------------------------------
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

 As soon as practicable after the effective date of this registration statement
        -----------------------------------------------------------------
        (Approximate date of commencement of proposed sale to the public)

This is the initial public offering of the Company's common stock.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting Company" in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer [ ]                        Accelerated filer         [ ]
Non-accelerated filer   [ ]                        Smaller reporting Company [X]
(Do not check if a smaller reporting Company)

                         CALCULATION OF REGISTRATION FEE

Title of Each                     Proposed         Proposed
  Class of         Amount         Maximum           Maximum          Amount of
Securities to      to be       Offering Price      Aggregate        Registration
be Registered    Registered      Per Unit(1)     Offering Price        Fee(2)
-------------    ----------    --------------    --------------     ----------
Common Stock
by Company       3,000,000          $0.01            $30,000            $1.57

(1) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Estimated solely for the purpose of calculating the registration fee based on Rule 457(o).

(3) The Company may not sell all of the shares, in fact it may not sell any of the shares. For example, if only 50% of the shares are sold, there will be 1,500,000 shares sold and the gross proceeds will be $15,000.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                               Teaching Time, Inc.

                        3,000,000 SHARES OF COMMON STOCK

This registration statement constitutes the initial public offering of Teaching Time's common stock. Teaching Time is registering 3,000,000 shares of common stock at an offering price of $0.01 per share for a total amount of $30,000 if all the shares are sold. If only 50% of the shares are sold, the total shares sold will be 1,500,000 and the total proceeds will be $15,000. The Company will sell the securities in $500 increments. There are no underwritings or broker dealers involved with the offering.

The Company's sole officer and director, Ms. Lisa Lamson, will be responsible to market and sell these securities. The Company will offer the securities on a best efforts basis and there will be no minimum amount required to close the transaction. If all the shares are not sold, there is the possibility that the amount raised may be minimal and might not even cover the costs of the offering which the Company estimates at $5,000. The offering price of $0.01 per share may not reflect the market price of the shares after the offering. The proceeds from the sale of the securities will be placed directly into the Company's account and there will not be an escrow account. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws. The Company will pay all expenses incurred in this offering. There has been no public trading market for the common stock of Teaching Time.


THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.



The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  The date of this prospectus is March __, 2010

                                TABLE OF CONTENTS

                                                                        Page No.
Part I
------
SUMMARY OF OUR OFFERING.................................................       3
SUMMARY OF FINANCIAL DATA...............................................       5
DESCRIPTION OF PROPERTY.................................................       5
RISK FACTORS............................................................       5
USE OF PROCEEDS.........................................................      18
DETERMINATION OF OFFERING PRICE.........................................      19
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES...........................      19
THE OFFERING BY THE COMPANY.............................................      20
PLAN OF DISTRIBUTION....................................................      21
LEGAL PROCEEDINGS.......................................................      22
BUSINESS................................................................      22
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION...............      28
LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL..................      28
CODE OF BUSINESS CONDUCT AND ETHICS.....................................      33
BACKGROUND OF OFFICERS AND DIRECTORS....................................      33
EXECUTIVE COMPENSATION..................................................      34
PRINCIPAL STOCKHOLDERS..................................................      35
DESCRIPTION OF SECURITIES...............................................      36
REPORTING...............................................................      37
STOCK TRANSFER AGENT....................................................      37
STOCK OPTION PLAN.......................................................      37
LITIGATION..............................................................      37
LEGAL MATTERS...........................................................      38
EXPERTS.................................................................      38
FINANCIAL STATEMENTS....................................................     F-1

Part II
-------
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION ............................    II-1
RECENT SALES OF UNREGISTERED SECURITIES ................................    II-1
EXHIBITS ...............................................................    II-1
UNDERTAKINGS ...........................................................    II-2
SIGNATURES .............................................................    II-4


                      DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______________, (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                             SUMMARY OF OUR OFFERING

Teaching Time, Inc. has 9,000,000 shares of common stock issued and outstanding and is registering an additional 3,000,000 shares of common stock for offering to the public. The company may endeavor to sell all 3,000,000 shares of common stock after this registration becomes effective. The price at which the company offers these shares is fixed at $0.01 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. Teaching Time will receive all proceeds from the sale of the common stock.

          3,000,000 shares of common stock are offered by the company.

Offering price per share by the         The price, if and when the company
company                                 sells the shares of common stock, is set
                                        at $0.01.

Number of shares outstanding before     9,000,000 common shares are currently
the offering of common shares           issued and outstanding.

Number of shares outstanding after      12,000,000 common shares will be issued
the offering of common shares           and outstanding after this offering is
                                        completed if all shares are sold. If the offering is not fully subscribed, less than 12,000,000 will be outstanding after the offering. For example, if the Company sells 50% of the total offering, the Company will sell 1.5 million shares and there will be 10.5 million shares outstanding after the offering under these circumstances.

The minimum number of shares to be
sold in this offering                   None.

Market for the common shares            There is no public market for the common
                                        shares. The shares are being offered at
                                        $0.01 per share. Teaching Time may not
                                        be able to meet the requirement for a
                                        public listing or quotation of its
                                        common stock. Further, even if Teaching
                                        Time common stock is quoted or granted
                                        listing, a market for the common shares
                                        may not develop. If a market develops,
                                        the price of the shares in the market
                                        may not be greater than or equal to the
                                        price in this offering.

Use of proceeds                         The Company intends to use the proceeds
                                        this offering to develop and complete
                                        the business and marketing plan, and for other general corporate and working capital purposes. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at
                                        $5,000, are being paid for by Teaching
                                        Time. The net proceeds will be the gross proceeds from the offering less the expenses of $5,000. Therefore, if the all shares are sold in the offering, the net proceeds will be $25,000 ($30,000
                                        Gross proceeds - $5,000 expenses). If
                                        all shares are not sold, the gross
                                        proceeds will be less and may not cover
                                        the expenses of the offering. For
                                        example, if the Company sells 50% of the securities, the Company will sell 1.5 million shares and there will be 10.5
                                        million shares outstanding after the
                                        offering under these circumstances.

Termination of the offering             The offering will conclude when all
                                        3,000,000 shares of common stock have
                                        been sold, or 90 days after this
                                        registration statement is declared
                                        effective by the Securities and Exchange
                                        Commission. Teaching Time, Inc. may at
                                        its discretion extend the offering at
                                        its discretion extend the offering for
                                        an additional 90 days.

Terms of the offering                   The Company's president and sole
                                        director will sell the common stock upon effectiveness of this registration statement.

Risk Factors                            You should read the "Risk Factors"
                                        section beginning on page 5 and consider these factors carefully before deciding to invest in shares of our common stock.

You should rely only upon the information contained in this prospectus. Teaching Time has not authorized anyone to provide you with information different from that which is contained in this prospectus. Teaching Time is offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus, or of any sale of the common stock.

This summary provides an overview of selected information contained in this prospectus. It does not contain all the information that you should consider before making a decision to purchase the shares offered by Teaching Time. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements.

                     SUMMARY INFORMATION ABOUT TEACHING TIME

Teaching Time is based in Sacramento, California. The company will design, develop, and market instructional products and services for the corporate, education, government, and healthcare e-learning industries. It will be committed to high quality instructional design and educational new media development, and provide a suite of programs, courses, and learning objects for the distance education, distributed learning, and e-learning markets.

The company will employ an object-oriented design methodology that will yield flexible, scalable, and reusable content, supporting clients with rich, targeted solutions that are easily replicated and maintained. It will seek a balanced portfolio of clients from a variety of industry sectors, and plans to mitigate business fluctuations with an appropriate number of local, regional, and national clients.

Teaching Time will develop strategic relationships and build its business on a returning customer base and an accumulation of educational content that can be re-purposed and re-sold.

Our business and registered office is located at 2679 Aberdeen Way, El Dorado Hills, CA 95762. Our contact number is 408-605-1572.

As of January 31, 2010, Teaching Time has $9,000 of cash on hand in the corporate bank account. The Company currently has incurred liabilities of $3,579. The Company anticipates incurring costs associated with this offering totaling approximately $5,000. As of the date of this prospectus, we have not generated any revenue from our business operations. The following financial information summarizes the more complete historical financial information found in the audited financial statements of the Company filed with this prospectus.

                             SUMMARY FINANCIAL DATA

The following summary financial data should be read together with our financial statements and the related notes and "Management's Discussion and Analysis or Plan of Operation" appearing elsewhere in this prospectus. The summary financial data is not intended to replace our financial statements and the related notes. Our historical results are not necessarily indication of the results to be expected for any future period.

         BALANCE SHEET                         AS OF JANUARY 31, 2010
         -------------                         ----------------------
Total Assets                                         $   9,000
Total Liabilities                                    $   3,579
Shareholder's Equity                                 $   5,421

         OPERATING DATA               JANUARY 19, 2010 THROUGH JANUARY 31, 2010
         --------------               -----------------------------------------
Revenue                                              $       0
Net Loss                                             $   3,579
Net Loss Per Share *                                 $       0

* Diluted loss per share is identical to basic loss per share as the Company has no potentially dilutive securities outstanding.

As indicated in the financial statements accompanying this prospectus, Teaching Time has had no revenue to date and has incurred only losses since its inception. The Company has had no operations and has been issued a "going concern" opinion from their auditors, based upon the Company's reliance upon the sale of our common stock as the sole source of funds for our future operations.

                             DESCRIPTION OF PROPERTY

The company does not own any real estate or other properties. The company's office is located at 2679 Aberdeen Lane, El Dorado Hills, CA 95762. The business office is located at the office of Lisa Lamson, the CEO, of the company at no charge.

                                  RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed.

The Company considers the following to be the material risks for an investor regarding this offering. Teaching Time should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of your entire investment. Please consider the following risk factors before deciding to invest in our common stock.

RISKS RELATED TO OUR FINANCIAL CONDITION AND CAPITAL REQUIREMENTS
-----------------------------------------------------------------

AUDITOR'S GOING CONCERN
-----------------------

THERE IS SUBSTANTIAL UNCERTAINTY ABOUT THE ABILITY OF TEACHING TIME, INC. TO CONTINUE ITS OPERATIONS AS A GOING CONCERN

In their audit report for the period ending January 31, 2010 and dated February 3, 2010; our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our sole officer may be unwilling or unable to loan or advance any additional capital to Teaching Time, Inc. we believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plans. Due to the fact that there is no minimum investment and no refunds on sold shares, you may be investing in a Company that will not have the funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment. See the January 31, 2010 Audited Financial Statements - Auditors Report". Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether it can continue as a going concern it may be more difficult to attract investors.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, WE MUST LIMIT OUR MARKETING ACTIVITIES. AS A RESULT, OUR SALES MAY NOT BE ENOUGH TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small with very little working capital, we must limit our marketing activities to potential customers having the likelihood of purchasing our products. We intend to generate revenue through the sale of our products. Because we will be limiting the scope of our marketing activities, we may not be able to generate enough sales to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

SINCE TEACHING TIME ANTICIPATES OPERATING EXPENSES WILL INCREASE PRIOR TO GENERATING REVENUE, IT MAY NEVER ACHIEVE PROFITABILITY AND IF THE COMPANY CAN NOT ACHIEVE PROFITABLITY OR RAISE ADDITIONAL CAPITAL, IT MAY FAIL RESULTING IN A COMPLETE LOSS OF YOUR INVESTMENT

The Company anticipates an increase in its operating expenses, without realizing any revenues from the sale of its products. Within the next 12 months, the Company will have costs of at least $150,000 related to (i) the development of products, (ii) administrative expenses and (iii) the completion of the business plan.

There is no history upon which to base any assumption as to the likelihood that the Company will prove successful. We cannot provide investors with any assurance that our products will attract customers; generate any operating revenue or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business can fail, which will result in the loss of your entire investment.

OUR BUSINESS WILL FAIL IF WE DO NOT OBTAIN ADEQUATE FINANCING, RESULTING IN THE COMPLETE LOSS OF YOUR INVESTMENT

If we are not successful in earning sufficient revenue once we have started our sale activities, we may require additional financing to sustain our business operations. Over the next 12 months, we anticipate needing at least $150,000 to complete the business plan, development of products and other operating expenses. Currently, we do not have any arrangements for financing and can provide no assurances to investors that we will be able to obtain any when required. Obtaining additional financing would be subject to a number of factors, including the Company's sales results. These factors may have an effect on the timing, amount, terms or conditions of additional financing and make such additional financing unavailable to us. See "Description of Business."

No assurance can be given that the Company will obtain access to capital markets in the future or that adequate financing to satisfy the cash requirements of implementing our business strategies will be available on acceptable terms. The inability of the Company to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of its operations and its financial conditions.

WE HAVE LIMITED CAPITAL TODAY AND WITHOUT THE ABILITY TO SECURE ADDITIONAL FINANCING WILL IMPACT OUR BUSINESS AND WE MIGHT NOT SUCCEED, WHICH COULD RESULT IN A LOSS OF YOUR INVESTMENT

Today the Company has a limited amount of capital to fund operations. Based on our existing cash position, the Company has between 5 to 6 months of capital to meet our financial obligations. Over the next twelve months, the Company will need at least $30,000 to fund its operations. This includes $19,000 to complete the business and marketing plan as well as run the operations. If the Company is not successful securing additional capital to run its operations, our business will fail.

RISKS RELATED TO THIS OFFERING
------------------------------

BECAUSE THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO RESELL YOUR STOCK AND NOT BE ABLE TO TURN YOUR INVESTMENT INTO CASH

There is currently no public trading market for our common stock. Therefore, there is no central place, such as a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale. The offering price and other terms and conditions relative to the Company's shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed recently and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

INVESTING IN OUR COMPANY WILL RESULT IN AN IMMEDIATE LOSS BECAUSE BUYERS WILL PAY MORE FOR OUR COMMON STOCK THAN THE PRO RATA PORTION OF THE ASSETS ARE WORTH

The Company has only been recently formed and has only a limited operating history and no earnings, therefore, the price of the offered shares is not based on any data. The offering price and other terms and conditions regarding the Company's shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The arbitrary offering price of $0.01 per common share as determined herein is substantially higher than the net tangible book value per share of the Company's common stock. Teaching Time's assets do not substantiate a share price of $0.01. This premium in share price applies to the terms of this offering and does not attempt to reflect any forward looking share price subsequent to the Company obtaining a listing on any exchange, or becoming quoted on the OTC Bulletin Board.

THERE IS NO MINIMUM AMOUNT REQUIRED TO BE RAISED IN THIS OFFERING, AND IF WE CANNOT GENERATE SUFFICIENT FUNDS FROM THIS OFFERING, THE BUSINESS WILL FAIL.

There is not a minimum amount of shares that need to be sold in this Offering for the Company to access the funds. Therefore, the proceeds of this Offering will be immediately available for use by us and we don't have to wait until a minimum number of Shares have been sold to keep the proceeds from any sales. We can't assure you that subscriptions for the entire Offering will be obtained. We have the right to terminate the offering of the Shares at any time, regardless of the number of Shares we have sold since there is no minimum subscription requirement. Our ability to meet our financial obligations, cash needs, and to achieve our objectives, could be adversely affected if the entire offering of Shares is not fully subscribed for.

BECAUSE THE COMPANY HAS 250,000,000 AUTHORIZED SHARES, MANAGEMENT COULD ISSUE ADDITIONAL SHARES, DILUTING THE CURRENT SHAREHOLDERS' EQUITY

The Company has 250,000,000 authorized shares, of which only 9,000,000 are currently issued and outstanding and an up to a maximum amount of 12,000,000 will be issued and outstanding after this offering terminates if the full offering is subscribed. The Company's management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of the Company's current shareholders. Additionally, large share issuances would generally have a negative impact on the Company's share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

INVESTING IN THE COMPANY IS HIGHLY SPECULATIVE AND COULD RESULT IN THE ENTIRE LOSS OF YOUR INVESTMENT

Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. The business objectives of the Company are also speculative, and it is possible that we would be unable to accomplish them. The Company's shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

AS WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT WITH SUBSCRIPTIONS FOR INVESTORS, IF WE FILE FOR OR ARE FORCED INTO BANKRUPTCY PROTECTION, THEY WILL LOSE THE ENTIRE INVESTMENT

Invested funds for this offering will not be placed in an escrow or trust account and if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

THE COMPANY DOES NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE, SO THERE WILL BE FEWER WAYS IN WHICH YOU CAN MAKE A GAIN ON ANY INVESTMENT IN THIS COMPANY

We do not anticipate paying dividends on our common stock in the foreseeable future, but plan rather to retain earnings, if any, for the operation growth and expansion of our business. Therefore, the only way to liquidate your investment is to sell your stock.

AS WE MAY BE UNABLE TO CREATE OR SUSTAIN A MARKET FOR OUR SHARES, THEY MAY BE EXTREMELY ILLIQUID AND YOU MAY NOT BE ABLE TO LIQUIDATE YOUR INVESTMENT

If no market develops, the holders of our common stock may find it difficult or impossible to sell their shares. Further, even if a market develops, our common stock will be subject to fluctuations and volatility and the Company cannot apply directly to be quoted on the NASD Over-The-Counter Bulletin Board (OTC). Additionally, the stock may be listed or traded only to the extent that there is interest by broker-dealers in acting as a market maker in the Company's stock. Despite the Company's efforts, it may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. The Company may consider pursuing a listing on the OTCBB after this registration becomes effective and the Company has completed its offering.

IN THE EVENT THAT THE COMPANY'S SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD ADVERSELY AFFECT THE PRICE AND LIQUIDITY OF THE COMPANY'S SHARES CREATING A POTENTIAL LOSS OF INVESTMENT

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a "penny stock", which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the "SEC") has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a "penny stock". A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

BLUE SKY LAWS MAY LIMIT YOUR ABILITY TO SELL YOUR SHARES. IF THE STATE LAWS ARE NOT FOLLOWED, YOU WILL NOT BE ABLE TO SELL YOUR SHARES AND YOU MAY LOOSE YOUR INVESTMENT

State Blue Sky laws may limit resale of the Shares. The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares.

Accordingly, even if we are successful in having the Shares available for trading on the OTCBB, investors should consider any secondary market for the Company's securities to be a limited one. We intend to seek coverage and publication of information regarding the Company in an accepted publication which permits a "manual exemption". This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. Furthermore, the manual exemption is a non issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they recognize securities manuals' but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin. If we do not execute our business plan on schedule or within budget, our ability to generate revenue may be diminished or delayed. Our ability to adhere to our schedule and budget face many uncertainties.

SINCE OUR SOLE OFFICER AND DIRECTOR CURRENTLY OWNS 100% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FEEL THAT HER DECISIONS ARE CONTRARY TO THEIR INTERESTS

The Company's sole officer and director, Ms. Lisa Lamson, owns 100% of the outstanding shares and will own no less than 75% after this offering is completed. For example, if 50% of the offering is sold, Ms. Lamson will retain 87.5% of the shares outstanding. As a result, she will maintain control of the Company and be able to choose all of our directors. Her interests may differ from those of other stockholders. Factors that could cause her interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations and her ability to continue to manage the business given the amount of time she is able to devote to the Company.

THE COMPANY'S SOLE OFFICER AND DIRECTOR HAVE COMPLETE CONTROL OF ALL COMPANY DECISIONS AND INVESTORS DON'T HAVE THE ABILITY TO PARTICIPATE IN THE BUSINESS. IF MANAGEMENT MAKES POOR DECISIONS, WE MAY BE UNABLE TO CONTINUE OUR OPERATIONS AND OUR BUSINESS MAY FAIL

All decisions regarding the management of the company's affairs will be made exclusively by its sole officer and director. Purchasers of the offered shares may not participate in the management of the company and, therefore, are dependent upon the management abilities of the company's sole officer and director. The only assurance that the shareholders of the company (including purchasers of the offered shares) have that the company's sole officer and director will not abuse her discretion in making decisions, with respect to its affairs and other business decisions, is her fiduciary obligations and business integrity. Accordingly, no person should purchase offered shares unless that person is willing to entrust all aspects of management to the company's sole officer and director, or her successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of the company's management.

RISKS RELATED TO INVESTING IN OUR COMPANY
-----------------------------------------

OUR LACK OF AN OPERATING HISTORY GIVES NO ASSURANCE THAT OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE REVENUES, WHICH COULD RESULT IN THE SUSPENSION OR TERMINATION OF OUR OPERATIONS AND INVESTORS MAY LOOSE THEIR ENTIRE INVESTMENT

We were incorporated on January 19, 2010 and we have not realized any revenues to date. We are an early entry stage company in a very competitive market. We have no operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the completion of this offering and our ability to generate revenues through sales of our products.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business and you will lose your entire investment.

OUR OPERATING RESULTS MAY PROVE UNPREDICTABLE WHICH MAY IMPACT THE COMPANY AND THE VALUE OF THE INVESTMENT

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control over. Currently, we don't have a product or prototype. Factors that may cause our operating results to fluctuate significantly include: our inability to generate enough working capital from future equity sales; and after we create a commercial product, the factors include: the level of commercial acceptance by the educational and business market of our products; fluctuations in the demand for our product and capital expenditures relating to expansion of our future business, operations and infrastructure and general economic conditions. If realized, any of these risks could have a materially adverse effect on our business, financial condition and operating results.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, WE MUST LIMIT OUR MARKETING ACTIVITIES. AS A RESULT, OUR SALES MAY NOT BE ENOUGH TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small with very little working capital, we must limit our marketing activities to potential customers having the likelihood of purchasing our products. We intend to generate revenue through the sale of our products. Because we will be limiting the scope of our marketing activities, we may not be able to generate enough sales to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

THE COMPANY'S SOLE OFFICER AND DIRECTOR MAY NOT BE IN A POSITION TO DEVOTE A MAJORITY OF HER TIME TO THE COMPANY, WHICH MAY RESULT IN PERIODIC INTERRUPTIONS AND EVEN BUSINESS FAILURE.

Ms. Lamson, our sole officer and director, has other business interests and currently devotes approximately 25 to 30 hours per week to our operations. She spending 5-10 hours per week consulting to Design/1, a company specializing in organization communications. Our operations may be sporadic and occur at times which are not convenient to Ms. Lamson, which may result in periodic interruptions or suspensions of our business plan. If the demands of the Company's business require the full business time of our sole officer and director, she is prepared to adjust her timetable to devote more time to the Company. However, she may not be able to devote sufficient time to the management of the business, which may result in periodic interruptions in implementing the Company's plans in a timely manner.

Such delays could have a significant negative effect on the success of the business.

KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS. IF THE COMPANY CEASES OPERATIONS, YOU WILL LOOSE YOUR INVESTMENT

Because the Company is entirely dependent on the efforts of its sole officer and director, her departure or the loss of other key personnel in the future, could have a materially adverse effect on the business. She has other outside business activities and is devoting only approximately 25-30 hours per week to our operations. Her expertise in the teaching industry as well as her technical expertise are critical to the success of the business. The loss of this resource would have a significant impact on our business. In addition, our operations may be sporadic and occur at times which are not convenient to Ms. Lamson, which may result in periodic interruptions or suspensions of our business plan. If the demands of the company's business require the full time of our executive officer, she is prepared to adjust her timetable in order to devote more time to conducting our business operations. However, our executive officer may be unable to devote sufficient time to the management of the company's business, which may result in periodic interruptions in the implementation of the company's business plans and operations. Such delays could have a significant negative effect on the success of our business. The Company believes that all commercially reasonable efforts have been made to minimize the risks associated with the departure by key personnel from service. However, there is no guarantee that replacement personnel with the specific industry and technical expertise in the teaching industry, if any, will help the Company to operate profitably. The Company does not maintain key person life insurance on its sole officer and director.

IF THE COMPANY IS DISSOLVED, IT IS UNLIKELY THAT THERE WILL BE SUFFICIENT ASSETS REMAINING TO DISTRIBUTE TO THE SHAREHOLDERS RESULTING IN UP TO A COMPLETE LOSS OF YOUR INVESTMENT.

In the event of the dissolution of the Company, the proceeds realized from the liquidation of its assets, if any, will be used primarily to pay the claims of the Company's creditors, if any, before there can be any distribution to the shareholders. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized, if any, after the settlement of claims.

RISKS RELATED TO THE COMPANY'S MARKET AND STRATEGY
--------------------------------------------------

THE E-LEARNING/EDUCATIONAL MARKET IS VERY COMPETITIVE AND OBTAINING THE NECESSARY CONTRACT RIGHTS TO PROVIDE THE E-LEARNING CONTENT IS NECESSARY. WITHOUT THOSE RIGHTS, THE COMPANY CAN NOT SELL AND DEVELOP THEIR PRODUCT AND WILL FAIL. IF THE COMPANY FAILS, YOU WILL LOOSE YOUR INVESTMENT

The market to obtain the contracts to provide the e-learning programs content is very competitive. There are several industry leaders that have obtained these exclusive rights over a multiple year period. If the Company cannot obtain the contracts or sublicense the rights, the Company will have difficulty generating revenues.

MARKET FACTORS LIKE COMPETITION AND HIRING QUALIFIED RESOURCES ARE DIFFICULT TO MANAGE. IF WE CAN NOT MANAGE THESE MARKET FACTORS SUCCESSFULLY, WE FACE A HIGH RISK OF BUSINESS FAILURE WHICH WOULD RESULT IN THE LOSS OF YOUR INVESTMENT.

The Company expects that its results of operations may also fluctuate significantly in the future as a result of a variety of market factors including, among others, the competitive nature of the e-learning market, the entry of new competitors offering a similar product; the availability of motivated and qualified personnel; the initiation, renewal or expiration of our customer base; pricing changes by the Company or its competitors, specific economic conditions in the financial markets. Accordingly, our future sales and operating results are difficult to forecast.

As of the date of this prospectus, we have earned no revenue. Failure to generate revenue will cause us to go out of business, which could result in the complete loss of your investment.

WE MAY BE UNABLE TO GAIN ANY SIGNIFICANT MARKET ACCEPTANCE FOR OUR PRODUCTS OR ESTABLISH A SIGNIFICANT MARKET PRESENCE. IF WE CAN NOT GAIN MARKET ACCEPTANCE, WE WILL NOT BE ABLE TO GENERATE REVENUE AND OUR BUSINESS WILL FAIL.

The Company's growth strategy is substantially dependent upon its ability to market its products successfully to prospective e-learning clients. However, its planned services may not achieve significant acceptance. Such acceptance, if achieved, may not be sustained for any significant period of time. In addition, there is no guarantee that any acceptance by a client will remain especially in the educational market. Failure of the Company's services to achieve or sustain market acceptance could have a materially adverse effect on our business, financial conditions and the results of our operations.

MANAGEMENT'S ABILITY TO IMPLEMENT THE BUSINESS STRATEGY SUCCESSFULLY IS CRITICAL TO THE BUSINESS SUCCESS. IF THE MANAGEMENT FAILS TO IMPLEMENT THE BUSINESS STRATEGY, THE COMPANY WILL FAIL AND INVESTORS WILL LOOSE THEIR INVESTMENT

Although the Company intends to pursue a strategy of marketing its e-learning products throughout North America, our business success depends on a number of factors. These include: our ability to establish a significant educational customer base and maintain favorable relationships with customers and partners in the e-learning industry; obtain adequate business financing on favorable terms in order to buy all the necessary equipment and materials; development and maintenance of appropriate operating procedures, policies and systems; hire, train and retain skilled employees knowledgeable in the education and web based learning industry. The inability of the Company to manage any or all of these factors could impair its ability to implement its business strategy successfully, which could have a materially adverse effect on the results of its operations and its financial condition.

TEACHING TIME MAY BE UNABLE TO MANAGE ITS FUTURE GROWTH. IF THE COMPANY CAN NOT SUCCESSFULLY MANAGE THE GROWTH, THE COMPANY MAY RUN OUT OF MONEY AND FAIL.

Any extraordinary growth may place a significant strain on management, financial, operating and technical resources. Failure to manage this growth effectively could have a materially adverse effect on the Company's financial condition or the results of its operations.

RISKS RELATED TO INVESTING IN OUR BUSINESS
------------------------------------------

THE COMPANY MAY BE UNABLE TO MAKE NECESSARY ARRANGEMENTS AT ACCEPTABLE COSTS WHICH WILL IMPACT PROFITABILITY AND MAY CAUSE US TO CEASE OPERATIONS IF WE RUN OUT OF CAPITAL

Because we are a small business, with limited assets, we are not in a position to assume unanticipated costs and expenses. If we have to make changes in the Company structure or are faced with circumstances that are beyond our ability to afford, we may have to suspend operations or cease operations entirely which could result in a total loss of your investment.

BECAUSE WE HAVEN'T BUILT A PROTOTYPE, OUR PRODUCTS MAY NOT WORK PROPERLY AND/OR THE PRODUCTION COST CAN EXCEED EXPECTATIONS. IF OUR PROTOTYPE IS NOT SUCCESSFUL AND WE DON'T RAISE ANY ADDITIONAL CAPITAL, WE WILL HAVE TO CEASE OPERATIONS

We have not built a prototype of our software yet; therefore, we don't know the exact cost of production. In the case of a higher than expected cost of production, we won't be able to offer our products at a reasonable price. Furthermore, we may find problems in the development process and/or product functionality. If we are unable to develop our products, we will have to cease our operations, resulting in the complete loss of your investment.

GENERAL COMPETITION

The Company has identified a market opportunity for our products. The e-learning market is very competitive and aggressive. Competitors may enter this sector with superior products, services, financial resources, conditions and/or benefits. This would infringe on our future customer base, lengthen our sales cycle, increase marketing costs, which in turn will have an adverse affect upon our business and the results of our operations.

The e-learning software industry is a highly competitive market. We will compete with both large and small corporations. Most of these companies have greater financial and personnel resources than we do.

COMPETITION MAY DECREASE OUR MARKET SHARE, REVENUES, AND GROSS MARGINS.

We face intense and increasing competition in the e-learning market. If we do not compete effectively or if we experience reduced market share from increased competition, our business will be harmed. In addition, the more successful we are in the emerging market for e-learning instructional services, the more competitors are likely to emerge. We believe that the principal competitive factors in our market include:

      o  Comprehensive e-learning material and documentation

      o  service functionality, quality and performance;

      o  ease of use, reliability and security of services;

      o  establishing a significant base of customers and distribution partners;

      o  ability to introduce new services to the market in a timely manner;

      o  customer service and support; and

      o  pricing.

The market is dominated by a variety of course management system (CMS) and learning management system (LMS) vendors, each claiming their products will revolutionize the industry. Despite their lofty claims, most of these systems service providers are ill-equipped to help clients with their most daunting task--that of organizing, restructuring, and enhancing their content to provide meaningful web-based instruction.

All of our competitors have substantially more capital, longer operating histories, greater brand recognition, larger customer bases and significantly greater financial, technical and marketing resources than we do. These competitors may also engage in more extensive development of their technologies, adopt more aggressive pricing policies and establish more comprehensive marketing and advertising campaigns than we can. Our competitors may develop products and service offerings that we do not offer or that are more sophisticated or more cost effective than our own. For these and other reasons, our competitors' products and services may achieve greater acceptance in the marketplace than our own, limiting our ability to gain market share and customer loyalty and to generate sufficient revenues to achieve a profitable level of operations. Our failure to adequately address any of the above factors could harm our business and operating results.

IF WE CANNOT PRODUCE SOFTWARE THAT MEETS PRICE AND/OR PERFORMANCE CRITERIA, THE BUSINESS WILL FAIL.

The software market is very competitive, especially in the web-based instruction. Customers require specific content, functional and technical requirements as well as competitive prices for the software. Each customer has different functional and technical requirements and the Company cannot guarantee that the software will meet each customer's requirements. If the Company cannot develop software that meets the customer requirements and/or the software is not competitively priced, the business will fail.

IF, AFTER DEMONSTRATING PROOF-OF-CONCEPT, WE ARE UNABLE TO ESTABLISH RELATIONSHIPS WITH DEVELOPMENT PARTNERS AND/OR CUSTOMERS, THE BUSINESS WILL FAIL.

Because there may be a substantial delay between the completion of this offering and the execution of the business plan, our expenses may be increased and it may take us longer to generate revenues. We have no way to predict when we will begin our service. In addition, it takes time, money, and resources to build relationships with customers and partners. If these efforts are unsuccessful or take longer than anticipated, the Company may run out of capital and the business will fail.

THE COMPANY MAY RETAIN INDEPENDENT RESOURCES OR CONSULTANTS TO HELP GROW THE BUSINESS. IF THESE RESOURCES DO NOT PERFORM, THE COMPANY MAY HAVE TO CEASE OPERATIONS AND YOU MAY LOOSE YOUR INVESTMENT

The company's management may retain independent contractors to provide services to the company. Those independent individuals and organizations have no fiduciary duty to the shareholders of the company and may not perform as expected.

OUR FAILURE TO RESPOND TO RAPID CHANGES IN TECHNOLOGY AND ITS APPLICATION AND INTENSE COMPETITION IN THE WEB BASED INSTRUCTION AND SERVICES INDUSTRY PRODUCTS COULD MAKE OUR SERVICES OBSOLETE

The web based instruction software and services industry is subject to rapid and substantial technological development and product innovations. To be successful, we must respond to new developments in technology, new applications of existing technology and new treatment methods. Our response may be stymied if we cannot maintain a technical advantage. We compete against numerous companies offering alternative systems to ours, some of which have greater financial, marketing and technical resources to utilize in pursuing technological development. Our financial condition and operating results could be adversely affected if our web based instruction services fail to compete favorably with these technological developments, or if we fail to be responsive in a timely and effective manner to competitors' new services or price strategies.

OUR WEB BASED INSTRUCTIONAL SERVICES AND ANY OF OUR FUTURE SERVICES MAY FAIL TO GAIN MARKET ACCEPTANCE, WHICH WOULD ADVERSELY AFFECT OUR COMPETITIVE POSITION.

We have not conducted any independent studies with regard to the feasibility of our proposed business plan, present and future business prospects and capital requirements. Our services may fail to gain market acceptance and our infrastructure to enable such expansion is still limited. Even if adequate financing is available and our services are ready for market, we cannot be certain that our services will find sufficient acceptance in the marketplace to fulfill our long and short-term goals. Failure of our services to achieve market acceptance would have a material adverse effect on our business, financial condition and results of operations.

AVERAGE SELLING PRICES OF OUR PRODUCTS AND SERVICES MAY DECREASE, WHICH MAY HARM OUR GROSS MARGINS.

The average selling prices of our products and services may be lower than expected as a result of competitive pricing pressures and promotional programs. We expect to experience pricing pressure and anticipate that the average selling prices and gross margins for our products may decrease over product life cycles. We may not be successful in developing and introducing on a timely basis new products with enhanced features and services that can be sold at higher gross margins.

WE CANNOT BE CERTAIN THAT WE WILL BE ABLE TO CREATE AND PROTECT OUR INTELLECTUAL PROPERTY, WHICH COULD HARM OUR BUSINESS.

Our ability to develop and protect intellectual property could be critical to our business. Today, we don't have any intellectual property. However, as we create this intellectual property, we will seek to protect our intellectual property through copyrights, trademarks, patents, trade secrets, confidentiality provisions in our customer, supplier, potential investors, and strategic relationship agreements, nondisclosure agreements with third-parties, and invention assignment agreements with our employees and contractors. We cannot be certain that measures we will take to protect our future intellectual property will be successful or that third-parties will not develop alternative solutions that do not infringe upon our future intellectual property.

WE WILL RELY ON STRATEGIC RELATIONSHIPS TO PROMOTE OUR SERVICES AND IF WE FAIL TO DEVELOP, MAINTAIN OR ENHANCE THESE RELATIONSHIPS, OUR ABILITY TO SERVE OUR CUSTOMERS AND DEVELOP NEW SERVICES AND APPLICATIONS COULD BE HARMED.

Our ability to provide our services to users of web based instruction depends significantly on our ability to develop, maintain or enhance our strategic relationships with these users. In the beginning of operations, there will be a marketing challenge for Teaching Time. The Company and identity will be newly formed; therefore, the company will be relatively unknown in the marketplace. Although the founder has significant experience and many contacts within the e-learning and new media industries, she has worked mainly for corporate or institutional employers during the course of her career. Therefore, Teaching Time won't benefit from immediate name recognition.

IF WE CANNOT EFFECTIVELY PROMOTE OUR PRODUCTS, WE WILL NOT ATTRACT CUSTOMERS AND AS A RESULT, OUR BUSINESS MAY FAIL.

The nature of the service provided by Teaching Time will present yet another challenge in that "instructional design" is not exactly a household term. Although many organizations have experimented with e-learning, the field is still very young. Best practices are in their infancy, and every organization does online education a bit differently. If we are not able to promote and win customers, we will not be able to generate revenue and our business will fail.

IF WE CANNOT ESTABLISH AND MAINTAIN QUALIFICATIONS AS A QUALITY SUPPLIER TO EDUCATIONAL ENTERPRISE CUSTOMERS AND PARTNERS, THE BUSINESS WILL BE ADVERSELY AFFECTED AND OUR BUSINESS MAY FAIL.

If we cannot achieve and maintain the necessary qualifications for our business, our educational and/or enterprise customers and partners seeking educational solutions may elect to seek solutions from other companies. If the Company is successful in raising additional capital and able to hire and retain qualified resources, the Company believes it may be successful in achieving and maintaining the necessary qualifications for the customers. If the Company cannot achieve or maintain these types of customer qualifications for customers, our business will be impacted in an adverse way.

OUR BUSINESS WILL SUFFER IF OUR SYSTEMS FAIL OR OUR THIRD-PARTY FACILITIES BECOME UNAVAILABLE.

A reduction in the performance, reliability and availability of our future systems and network infrastructure may harm our ability to distribute our products and services to our customers and other users, as well as harm our reputation and ability to attract and retain customers and content providers. Our systems and operations will be susceptible to, and could be damaged or interrupted by, outages caused by fire, flood, power loss, telecommunications failure, Internet breakdown, earthquake and similar events. Our systems will also be subject to human error, security breaches, power losses, computer viruses, break-ins, "denial of service" attacks, sabotage, intentional acts of vandalism and tampering designed to disrupt our computer systems, Websites and network communications. This could lead to slower response times or system failures.

Our digital distribution activities will be managed by sophisticated software and computer systems. We must continually develop and update these systems over time as our business and business needs grow and change, these systems may not adequately reflect the current needs of our business. We may encounter delays in developing these systems, and the systems may contain undetected errors that could cause system failures. Any system error or failure that causes interruption in availability of products or content or an increase in response time could result in a loss of potential or existing business services, customers, users, advertisers or content providers. If we suffer sustained or repeated interruptions, our products, services and Websites could be less attractive to such entities or individuals and our business could be harmed.

FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements regarding management's plans and objectives for future operations, including plans and objectives relating to our planned entry into our service business. The forward-looking statements and associated risks set forth in this prospectus include or relate to, among other things, (a) our projected profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations, and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operation" and "Description of Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in these forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, the forward-looking statements contained in this prospectus may not in fact occur.

The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on the assumptions that we will be able to continue our business strategies on a timely basis, that we will attract customers, that there will be no materially adverse competitive conditions under which our business operates, that our sole officer and director will remain employed as such, and that our forecasts accurately anticipate market demand. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in this "Risk Factors" section of this prospectus, there are a number of other risks inherent in our business and operations, which could cause our operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. Increases in the cost of our services, or in our general or administrative expenses, or the occurrence of extraordinary events, could cause actual results to vary materially from the results contemplated by these forward-looking statements.

Management decisions, including budgeting, are subjective in many respects and subject to periodic revisions in order to reflect actual business conditions and developments. The impact of such conditions and developments could lead us to alter our marketing, capital investment or other expenditures and may adversely affect the results of our operations. In light of the significant uncertainties inherent in the forward-looking information included in this prospectus, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

                                 USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The following table sets forth the potential net proceeds and the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.

                      IF 25% OF      IF 50% OF      IF 75% OF     IF 100% OF
                     SHARES SOLD    SHARES SOLD    SHARES SOLD    SHARES SOLD
                     -----------    -----------    -----------    -----------
NET PROCEEDS FROM
THIS OFFERING           $2,500        $10,000        $17,500        $25,000

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The net proceeds in the table above assume $5,000 in costs associated with this offering.

The funds raised through this offering will be used to develop and complete the business and marketing plan, which we anticipate will cost approximately $19,000. If less than the maximum offering funds are raised, the proceeds will first be used for essential business operations such as SEC filings with the remaining amount allocated to completing the business and marketing plan. The company does not anticipate using any of the offering proceeds for product development.

                         DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by Teaching Time and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The price of the current offering is fixed at $0.01 per share. This price is significantly greater than the price paid by the company's sole officer and director for common equity since the company's inception on January 19, 2010. The company's sole officer and director paid $0.001 per share, a difference of $0.009 per share lower than the share price in this offering.

                  DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

EXISTING SHAREHOLDER PER SHARE DATA IF ALL OF THE SHARES ARE SOLD
-----------------------------------------------------------------
Price per share ....................................................   $0.01
Net tangible book value per share before offering ..................   $0.0006
Potential gain to existing shareholders ............................   $0.0019
Net tangible book value per share after offering ...................   $0.0025
Increase to present stockholders in net tangible book value
   per share after offering ........................................   $0.0019
Capital contributions ..............................................   $9,000
Number of shares outstanding before the offering ...................   9,000,000
Number of shares after offering held by existing stockholders ......   9,000,000
Percentage of ownership after offering .............................   75%

PURCHASERS PER SHARE DATA AND OWNERSHIP OF SHARES IN THIS OFFERING
IF ALL SHARES SOLD
------------------------------------------------------------------
Price per share ....................................................   $0.01
Dilution per share .................................................   $0.0075
Net Capital contributions ..........................................   $25,000
Percentage of capital contributions (gross) ........................   77%
Number of shares after offering held by public investors ...........   3,000,000
Percentage of ownership after offering .............................   25%

PURCHASERS PER SHARE DATA AND OWNERSHIP OF SHARES IN THIS OFFERING
IF 25% OF THE SHARES ARE SOLD
------------------------------------------------------------------
Price per share ....................................................   $0.01
Dilution per share .................................................   $0.0092
Net Capital contributions ..........................................   $2,500
Percentage of capital contributions (gross) ........................   45%
Number of shares after offering held by public investors ...........   750,000
Percentage of ownership after offering .............................   7.7%

PURCHASERS PER SHARE DATA AND OWNERSHIP OF SHARES IN THIS OFFERING
IF 50% OF THE SHARES ARE SOLD
------------------------------------------------------------------
Price per share ....................................................   $0.01
Dilution per share .................................................   $0.0085
Net Capital contributions ..........................................   $10,000
Percentage of capital contributions (gross).........................   57%
Number of shares after offering held by public investors ...........   1,500,000
Percentage of ownership after offering .............................   14.3%

PURCHASERS PER SHARE DATA AND OWNERSHIP OF SHARES IN THIS OFFERING
IF 75% OF THE SHARES ARE SOLD
------------------------------------------------------------------
Price per share ....................................................   $0.01
Dilution per share .................................................   $0.0080
Net Capital contributions ..........................................   $17,500
Percentage of capital contributions (gross) ........................   71%
Number of shares after offering held by public investors ...........   2,250,000
Percentage of ownership after offering .............................   20%

                           THE OFFERING BY THE COMPANY

Teaching Time is registering 3,000,000 shares of its common stock for offer and sale. The purpose of this registration statement is to become effective with the SEC so that we can sell the shares to investors.

There is currently no active trading market for our common stock, and such a market may not develop or be sustained. After we become effective with the SEC, we plan to develop a trading market. In order to do so, we have to retain an authorized OTC Bulletin Board market maker. The market maker will file Form 211 with FINRA (Financial Industry Regulatory Authority). Once we are approved with FINRA, our stock will be quoted on the OTC BB.

There can be no assurances that we will be able to retain an authorized OTC BB market maker and furthermore, there are no assurances that we will be approved by FINRA.At the date hereof, we are not aware that any market maker has any such intention.

All of the shares registered herein will become effective for sale to investors. The company will not offer the shares through a broker-dealer or anyone affiliated with a broker-dealer.

NOTE: As of the date of this prospectus, our sole officer and director, Ms. Lisa Lamson, owns 9,000,000 common shares, which are subject to Rule 144 restrictions. There is currently one (1) shareholder of our common stock.

The company is hereby registering 3,000,000 common shares. The price per share is $0.01.

In the event the company receives payment for the sale of their shares, Teaching Time will receive all of the proceeds from such sales. Teaching Time is bearing all expenses in connection with the registration of the shares of the company.

                              PLAN OF DISTRIBUTION

We are offering the shares on a "self-underwritten" basis directly through Ms. Lamson our executive officer and director named herein, who will not receive any commissions or other remuneration of any kind for selling shares in this offering, except for the reimbursement of actual out-of-pocket expenses incurred in connection with the sale of the common stock. The offering will conclude when all 3,000,000 shares of common stock have been sold, or 90 days after this registration statement becomes effective with the Securities and Exchange Commission. Teaching Time may at its discretion extend the offering for an additional 90 days.

This offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. We will sell shares on a continuous basis. We reasonably expect the amount of securities registered pursuant to this offering to be offered and sold within two years from this initial effective date of this registration.

In connection with her selling efforts in the offering, Ms. Lamson will not register as broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the "safe harbor" provisions of Rule 3a4-1 under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. Lisa Lamson is not subject to any statutory disqualification, as that term is defined in
Section 3(a)(39) of the Exchange Act. Lisa Lamson will not be compensated in connection with her participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Ms. Lamson is not and has not been within the past 12 months, a broker or dealer, and is not within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Ms. Lamson will continue to primarily perform substantial duties for us or on our behalf otherwise than in connection with transactions in securities. Ms. Lamson has not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

9,000,000 common shares are issued and outstanding as of the date of this prospectus. The company is registering an additional 3,000,000 shares of its common stock for possible resale at the price of $0.01 per share. There is no arrangement to address the possible effect of the offerings on the price of the stock.

Teaching Time will receive all proceeds from the sale of the shares by the company. The price per share is $0.01. However, Teaching Time common stock may never be quoted on the OTC Bulletin Board or listed on any exchange.

The company's shares may be sold to purchasers from time to time directly by, and subject to, the discretion of the company. Further, the company will not offer their shares for sale through underwriters, dealers, or agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the company and/or the purchasers of the shares for whom they may act as agents. The shares sold by the company may be sold occasionally in one or more transactions, either at an offering price that is fixed or that may vary from transaction to transaction depending upon the time of sale, or at prices otherwise negotiated at the time of sale. Such prices will be determined by the company or by agreement between the company and any purchasers of our common stock.

The shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

In addition and without limiting the foregoing, the company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Teaching Time will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

                                LEGAL PROCEEDINGS

We are not a party to any material legal proceedings and to our knowledge; no such proceedings are threatened or contemplated by any party.

                                    BUSINESS

INTRODUCTION

Teaching Time is based in Sacramento, California. The company will design, develop, and market instructional products and services for the corporate, education, government, and healthcare e-learning industries. It will be committed to high quality instructional design and educational new media development, and provide a core set of deliverable programs, courses, and learning objects for the distance education, distributed learning, and e-learning markets.

The company will employ an object-oriented design methodology that yields flexible, scalable, and reusable content, supporting clients with rich, targeted solutions that are easily replicated and maintained. It will seek a balanced portfolio of clients from a variety of industry sectors, and plans to mitigate business fluctuations with an appropriate number of local, national, and international clients.

Teaching Time will develop strategic relationships and build its business on a returning customer base and an accumulation of educational content that can be re-purposed and re-sold.

Products and Services

Teaching Time will focus on the following deliverables: program/curriculum design and development, course design and development, program/curriculum and course evaluation, content analyses and revision, rich-media production, e-learning training, e-learning consulting, and additional services, such as market research, editing, document workflow, and translation. For purposes of billing, project management, and client relations, these services will be broken down as follows:

   o  Program/Curriculum Design & Development

      o New Program Services-Teaching Time will consult with the clients to evaluate their needs in the area of education. Once the needs and goals of the courses are determined. The Teaching Time team will develop the curriculum that will allow the client's employees or clients to accomplish the goals of the course. With the experience that Teaching Time has in the development of curriculum, once the client has established the guidelines of the course, Teaching Time will be able to develop a user friendly and interesting curriculum that will allow the students to reach the stated standards.,

      o Existing Program Services-With the experience that Teaching Time has in the development and the continued enhancement of existing curriculum, Teaching Time will be able to look at the clients existing services and courses and enhance them to better reach the goals of the clients and the students.

   o Course Design and Development-Once again with the expertise and experience Teaching Time has with the evaluation, continued growth and improvement of existing curriculum and development of new curriculum, we will be able to design and develop courses that fit the needs of the clients and the students both.

   o Learning Object Development- We are prepared and capable of taking the goals and the learning objectives of a company and developing coursework and benchmarks that will allow their students, employees or other parties to reach the stated objectives of the client.

   o Training-We are organization are prepared to conduct onsite, or webcast training, conducted by our teachers and educators, on our e-learning products. This will enable our clients facilitator to help and support the people in their organizations using our product. This training will allow us to give our clients facilitator all the tools necessary for our product to reach its expected goals and objectives.

   o Consulting-We are able to provide evaluation of the courses, instruction and e-learning products that the client currently is using, and to offer changes and suggestions that will allow them to better reach their goals and objectives.

   o Other Services-In addition to the above mentioned areas we are capable of providing market research, editing of company products, and translation of documents and other services that relate to the learning and teaching environment that exists within the company's framework.

Market Analysis

Teaching Time will compete for e-learning instructional design business in the corporate, educational, healthcare and government sectors. Its emphasis will be on corporate and educational markets, as these sectors are likely to experience the greatest growth.

Strategy and Implementation

Teaching Time will focus on four e-learning markets-- the corporate, educational, healthcare, and government sectors. While it seeks business from companies and institutions across the United States and in the future abroad, it will make a concerted effort to develop long-term local and regional clients.

Teaching Time's target customers will be the upper-level management of companies and institutions who are charged with the day-to-day operations of e-learning implementation and delivery.

Competitive Edge

There is no universal recipe for a "good" instructional design. However, all effective instructional solutions share similar ingredients: a dash of market opportunity, a pinch of business goals, and a generous helping of user requirements. As its name implies, Teaching Time will be committed to "interrogating" the relevant stakeholders to determine the appropriate mix of ingredients.

Better questions yield better results.

Marketing Strategy

Teaching Time marketing strategy for the first year requires that the company:

      o  initiate as many personal contacts as possible

      o  demonstrate excellence with every personal contact

      o identify six to eight key clients, and "win them over" through demonstration of expertise with limited initial client investment

      o provide excellent custom development services with enthusiasm and a personal touch

      o  make a name for the company.

IDENTITY ISSUES

The first year of operations will present a marketing challenge for Teaching Time. The partnership and identity are newly formed; therefore, the company will be relatively unknown in the marketplace. The founder has worked mainly for corporate or institutional employers during the course of her career. Therefore, Teaching Time won't benefit from immediate name recognition.

The challenge is mitigated somewhat, for name recognition isn't especially prevalent among custom content developers in the industry--even among those who have been successful in the marketplace for years.

SELLING SERVICES

Another challenge stems from the nature of the business. After the product is developed, Teaching Time will focus chiefly on marketing and selling instructional-design services, although the long-term plan is to obtain revenue from content re-packaging and re-licensure, at which time the focus will shift from selling services to selling products. Services are traditionally difficult to market, as clients are wary of spending money for intangibles. They are more likely to buy from a well-known business that offers "good enough" service than to take a chance on an unknown organization that might provide exceptional service.

Photo processing is a suitable example. Many consumers routinely have their film developed at the local drugstore, despite the fact that they are often dissatisfied with the quality of the printing, the speed of the service, etc. In spite of their concerns, most consumers continue to use the drugstore's service, rather than taking a chance on a non-chain photo lab, a mail-in service, or any of several less familiar options.

SELLING INSTRUCTIONAL DESIGN (I.D.)

The nature of the service provided by Teaching Time will present yet another challenge in that "instructional design" is not a household term. Although many organizations have experimented with e-learning, the field is still very young. Best practices are in their infancy, and every organization does online education a bit differently.

The market is dominated by a variety of course management system (CMS) and learning management system (LMS) vendors, each claiming their products will revolutionize the industry.

Part of Teaching Time's strategy will be to capitalize on that frustration as well as on the growing awareness of companies and institutions that they actually need instructional design services, especially the services of those who design and develop for the e-learning niche. When faced with unfamiliar tasks, clients often try to "do it themselves," rather than take a chance on outsourcing services, which are traditionally difficult to quantify and measure.

To succeed in this environment, Teaching Time will demonstrate, through cost analysis, that outsourcing content development to a well-equipped development house with streamlined processes is generally more cost-effective than in-house development.

THE PERSONAL TOUCH

During the first year of operation, Teaching Time will focus on developing relationships as a conduit for sales. Rather than mounting an advertising campaign that promotes a faceless service, the founder will strive to make as many personal or "insider" contacts as possible.

Fortunately, Teaching Time will operate in a city that is known for its relationship networking. The founders have established and continue to establish their credibility among potential clients, particularly in the higher education and high-tech corporate sectors.

Another strategy of Teaching Time is to read about and research the higher education e-learning market continuously. There will be no "cold calling." Instead, institutions will be approached when there is a natural context for doing so. Institutions in likely need of instructional design products and services include those with high-volume e-learning programs, troubled or ineffective e-learning programs (that may be "on probation"), or ambitious curricula rollouts.

Other potential higher education clients may be non-American institutions wanting to establish themselves in the U.S. e-learning market and wanting to utilize designers and developers more familiar with regional accreditation and compliance standards. Countries with high-volume e-learning establishments, such as Canada and the U.K., stand to save substantially on design and development costs, as well.

CORPORATE CLIENTS

While Teaching Time wants to build its reputation in education, it appreciates the need to keep a balanced client portfolio. Recognizing that industries fluctuate and that corporate e-learning is a sector influenced by the economy, the company will work to establish a number of corporate relationships, as well, approaching potential clients through appropriate forums, and via a context that clarifies need (such as a news article or press release announcing a potential client's new e-learning infrastructure). Teaching Time will market its products and services to local companies--and particularly high-tech companies--through a number of forums, associations and businesses.

HEALTHCARE CLIENTS

Healthcare represents a small, but growing market (relative to the corporate and educational e-learning markets). Clients that are likely to develop e-learning infrastructures are large, university-affiliated hospitals that do a good deal of teaching and research.

NEW AND KEY CLIENTS

While Teaching Time will seek clients who have established e-learning programs and wish to improve upon or extend them, many of its potential clients (particularly the local clients) will be forging ground in unfamiliar territory as they move from traditional educational and training environments to the e-learning arena. They will be uncertain about the benefits of e-learning and protective of their subject-matter expertise. They will be wary of third-party content developers claiming to have the "answer to their prayers."

The founder of Teaching Time recognizes the cautious environment the Company will face and have realistic expectations for the first year of operation. After the product is developed, the general goal is to establish a limited number of key clients and provide high-quality services and exemplary products. Key clients are best characterized as clients with genuine e-learning ambitions who are considering a number of large-scale projects and will require some training and maintenance. Key clients would be returning customers.

To acquire key clients, Teaching Time must be prepared to take limited-scope development projects at a reduced rate to prove its capabilities. For instance, the company may offer to develop a single course in a certificate program "at cost," with the goal of winning a more lucrative through the demonstration of superior service and an exemplary product.

SEEKING EXCELLENCE

Teaching Time will strive for excellence in all personal encounters and development transactions because it recognizes the validity of "the butterfly effect." In much the same way chaos theorists posit that a butterfly flapping its wings in Brazil can affect global weather patterns, entrepreneurs know that a single client meeting handled with passion, enthusiasm, and excellence may be the catalyst for many future successful business dealings.

LOOKING AHEAD

After the initial year of selling predominantly services, Teaching Time will reposition itself to market the products it has developed both as a result of the service deliverables and some in-house research and development. The central product is the "learning object," a Flash-based course enhancement that raises the level of course engagement and interaction levels and raises the bar in the e-learning industry. The learning objects bring together high-quality instructional design with compelling, state-of-the-art media design. The objects are also exceedingly flexible, eminently re-purposable, and remarkably scalable.

Because the learning objects are likely to be copied quickly after their release, Teaching Time will need to prepare a special campaign to become "the name" in reusable custom content development. The company will:

      o  write press releases

      o  get featured in articles and on websites

      o  register keywords with major search engines

      o approach CMS/LMS vendors and professional organization about linking to our website

      o  advertise in industry-specific publications

      o  register with RFP exchanges

      o  investigate/initiate strategic partnerships

      o  attend trade shows (as exhibitors)

      o  present our solutions at conferences and seminars.

As the market demonstrates its needs, Teaching Time will begin to narrow its focus, optimizing those products and services that are most useful, beneficial, and cost-effective. The Company will invest in a market research strategy utilizing a number of evaluation and survey techniques to assure its understanding of the market and its staying power within that market.

Sales Strategy

Teaching Time will promote its products and services via its website and advertises strategically via portals and publications devoted to e-learning and distance education. Additionally, the company solicits likely customers through direct mailings targeted toward businesses or institutions that are planning large online program rollouts or that are experiencing accreditation problems related to e-learning.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

At present, Teaching Time has no employees other than its current sole officer and director, Ms. Lisa Lamson, who has not, as yet, been compensated. The Company has no employment agreements. The company presently does not have any pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, the company may adopt plans in the future. There are presently no personal benefits available to the company's sole director.

During the initial implementation of our development strategy, the company intends to hire independent consultants, and contractors to develop, prototype, various components of technology platform. The Company will need to raise additional capital over the next twelve (12) months to hire and/or retain these resources.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like:
"believe", "expect", "estimate", "anticipate", "intend", "project" and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

WE ARE A DEVELOPMENT STAGE COMPANY ORGANIZED TO DEVELOP

We have not yet generated or realized any revenues from business operations. Our auditors have issued a going concern opinion. This means there is substantial doubt that we can continue as an on-going business for the next twelve (12) months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin marketing our service to customers. Accordingly, we must raise cash from sources other than revenues generated from the proceeds of loans we undertake.

From inception to January 31, 2010, the company's business operations have primarily been focused on developing our business plan and market research.

             LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

THERE IS NO HISTORICAL FINANCIAL INFORMATION ABOUT US UPON WHICH TO BASE AN EVALUATION OF OUR PERFORMANCE. TEACHING TIME, INC. WAS INCORPORATED IN THE STATE OF FLORIDA ON JANUARY 19, 2010; WE ARE A DEVELOPMENT STAGE COMPANY THE COMPANY WILL DESIGN, DEVELOP, AND MARKET INSTRUCTIONAL PRODUCTS AND SERVICES FOR THE CORPORATE, EDUCATION, GOVERNMENT, AND HEALTHCARE E-LEARNING INDUSTRIES.. WE HAVE NOT GENERATED ANY REVENUES FROM OUR OPERATIONS. WE CANNOT GUARANTEE WE WILL BE SUCCESSFUL IN OUR BUSINESS OPERATIONS. OUR BUSINESS IS SUBJECT TO RISKS INHERENT IN THE ESTABLISHMENT OF A NEW BUSINESS ENTERPRISE, INCLUDING THE FINANCIAL RISKS ASSOCIATED WITH THE LIMITED CAPITAL RESOURCES CURRENTLY AVAILABLE TO US FOR THE IMPLEMENTATION OF OUR BUSINESS STRATEGIES (SEE "RISK FACTORS"). TO BECOME PROFITABLE AND COMPETITIVE, WE MUST DEVELOP THE BUSINESS AND MARKETING PLAN, EXECUTE THE PLAN AND ESTABLISH SALES AND CO-DEVELOPMENT RELATIONSHIPS WITH CUSTOMERS AND PARTNERS.

PLAN OF OPERATION

Over the 12 month period starting upon the effective date of this registration statement, the Company must raise capital in order to complete the Business and Marketing Plan and to commence its execution. The total amount required for the next twelve months is $150,000. This offering is up to $30,000 and the Company anticipates raising additional capital within three to four months after this offering is completed. The Company anticipates that the business and marketing plan will be completed within 180 days after the offering is completed and is expected to cost $115,000. After the business and marketing plan are completed, the company plans on using consultants and contractors to commence the product development strategy. The Company anticipates that the product development strategy will be developed in two to three months and will cost $12,000. In parallel, the Company also will launch its website. The development time and cost for this effort are two months and $3,000 respectively. The only uncertainty with the business and marketing plan, product development strategy and website is the Company's success with raising additional capital beyond this offering. At the present time, the Company does not have any funding sources.

During the initial implementation of our development strategy, the Company intends to hire independent consultants, and contractors to develop, prototype, various components of product. The Company expects product development to last between eighteen (18) and twenty four (24) months.

Since inception to January 19, 2010, Teaching Time has incurred a total of $3,579 on start-up costs. The Company has not generated any revenue from business operations. All proceeds currently held by the company are the result of the sale of common stock to its officers. The Company does not have any contractual arrangement with our CEO, Ms. Lisa Lamson to fund the Company on an on-going basis for either operating capital or a loan. The CEO may elect to fund the Company as she did initially, however there are no assurances that she will in the future.

The Company incurred expenditures of $3,500 for audit services and $79 for general administrative costs. Since inception, the majority of the company's time has been spent refining its business plan and conducting industry research, and preparing for a primary financial offering.

LIQUIDITY AND CAPITAL RESOURCES

As of the date of this registration statement, we have yet to generate any revenues from our business operations. For the period ended January 31, 2010, Teaching Time, Inc. issued 9,000,000 shares of common stock to our sole officer and director for cash proceeds of $9,000 at $0.001 per share.

We anticipate needing $150,000 in order to execute our business plan over the next twelve (12) months, which includes completing the business plan, completing the prototype plans, and identifying the necessary resources to implement our plan. We anticipate the work will require three part time resources for content work that will cost approximately $30,000 each. In addition, we will require one marketing resource that will require $25,000 and the balance of $35,000 for general working capital purposes. However, the available cash is not sufficient to allow us to commence full execution of our business plan. Based on our success of raising additional capital over the next twelve (12) months, we anticipate employing various consultants and contractors to commence the development strategy for the product prototypes. Until the Business and Marketing plan are completed, we are not able to quantify with any certainty any planned capital expenditures including the hiring of consultants and contractors.

At this time, the only planned capital expenditure is the public company costs. If the Company is successful in selling all the shares in the offering, the Company will receive $25,000 net of expenses. With this capital, the Company will be able to fund its operations for twelve months and complete approximately 10% of the business and marketing plan. If the Company is only successful in selling 50% of the offering, the Company will net $10,000 and will be able to fund operations for twelve months and complete approximately 5% of the business and marketing plan. If less than 50% of the offering is sold, the Company will be able to fund its operations for twelve months, however it will not be able to start developing the business and marketing plan.

As of January 31, 2010, the Company has no firm commitments for any capital expenditures.

Our business expansion will require additional capital resources that may be funded through the issuance of common stock or of notes payable or other debt arrangements that may affect our debt structure. Despite our current financial status we believe that we may be able to issue notes payable or debt instruments in order to start executing our Business and Marketing Plan. We anticipate that receipt of such financing may require granting a security interest in the service offering, and are willing to grant such interest to secure the necessary funding.

Through January 31, 2010, we have incurred a total of $3,579 in general and administration expenses including $3,500 in professional fees.

To date, we have managed to keep our monthly cash flow requirement low for two reasons. First, our sole officer has agreed not to draw a salary until a minimum of $250,000 in funding is obtained or until we have achieved $500,000 in gross revenues. Second, we have been able to keep our operating expenses to a minimum by operating in space owned by our sole officer and are only paying the direct expenses associated with our business operations.

Given our low monthly cash flow requirement and the compensation arrangement with our sole officer, management believes that, while our auditors have expressed substantial doubt about our ability to continue as a going concern, and assuming that we do not commence our anticipated operations until sufficient financial resources are available, we believe we will be able to meet our obligations for at least the next twelve months.

In the early stages of our company, we will need cash for completing the business and marketing plans. We anticipate that during the first year, in order to execute our business plan to any meaningful degree, we would need to spend a minimum of $150,000 on such endeavors. If we are unable to raise the funds partially through this offering we will seek alternative financing through means such as borrowings from institutions or private individuals. There can be no assurance that we will be able to keep costs from being more than these estimated amounts or that we will be able to raise such funds. Even if we sell all shares offered through this registration statement, we expect that we will seek additional financing in the future. However, we may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, we may be forced to seek a buyer for our business or another entity with which we could create a joint venture. If all of these alternatives fail, we expect that we will be required to seek protection from creditors under applicable bankruptcy laws.

Our independent auditor has expressed substantial doubt about our ability to continue as a going concern and believes that our ability is dependent on our ability to implement our business plan, raise capital and generate revenues.

The Company has entered into no contractual commitment agreements.

MANAGEMENT

OFFICERS AND DIRECTORS

Our sole officer and director will serve until her successor is elected and qualified. Our officers are elected by the board of directors to a term of one
(1) year and serve until their successor is duly elected and qualified, or until they are removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our president, secretary/treasurer, and director and vice president is set forth below:

Name and Address      Age      Position(s)
----------------      ---      -----------
Lisa Lamson            44      President, Secretary/Treasurer, Principal
                               Executive Officer Principal Financial Officer, and sole member of the Board of Directors

The person named above has held her offices/positions since the inception of our company and is expected to hold her offices/positions until the next annual meeting of our stockholders.

                      COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has not established any committees, including an Audit Committee, a Compensation Committee, a Nominating Committee or any committee performing a similar function. The functions of those committees are being undertaken by the entire board as a whole. Because we do not have any independent directors, our Board of Directors believes that the establishment of committees of the Board would not provide any benefits to our company and could be considered more form than substance.

We do not have a policy regarding the consideration of any director candidates which may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our Board of Directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our Board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors. Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees. Our sole director is not an "audit committee financial expert" within the meaning of Item 401(e) of Regulation S-B. In general, an "audit committee financial expert" is an individual member of the audit committee or Board of Directors who:

      o understands generally accepted accounting principles and financial statements,

      o is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,

      o has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,

      o  understands internal controls over financial reporting, and

      o  understands audit committee functions.

Our Board of Directors is comprised of an individual who was integral to our formation and who is involved in our day to day operations. While we would prefer our director be an audit committee financial expert, the individual who has been key to our development has professional background in finance or accounting. As with most small, early stage companies, until such time as our company further develops its business, achieves a stronger revenue base and has sufficient working capital to purchase directors and officers insurance, we do not have any immediate prospects to attract independent directors. When we are able to expand our Board of Directors to include one or more independent directors, we intend to establish an Audit Committee of our Board of Directors. It is our intention that one or more of these independent directors will also qualify as an audit committee financial expert. Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include "independent" directors, nor are we required to establish or maintain an Audit Committee or other committee of our Board of Directors.

WE DO NOT HAVE ANY INDEPENDENT DIRECTORS AND WE HAVE NOT VOLUNTARILY IMPLEMENTED VARIOUS CORPORATE GOVERNANCE MEASURES, IN THE ABSENCE OF WHICH, STOCKHOLDERS MAY HAVE MORE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics. Our Board of Directors is comprised of one individual who is also our executive officer. Our executive officer makes decisions on all significant corporate matters such as the approval of terms of the compensation of our executive officer and the oversight of the accounting functions.

Although we have adopted a Code of Ethics and Business Conduct, we have not yet adopted any of these other corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so. We have not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently do not have any independent directors. If we expand our board membership in future periods to include additional independent directors, we may seek to establish an audit and other committees of our board of directors. It is possible that if our Board of Directors included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

                       CODE OF BUSINESS CONDUCT AND ETHICS

In January 2010 we adopted a Code of Ethics and Business Conduct which is applicable to our future employees and which also includes a Code of Ethics for our CEO and principal financial officers and persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote

      o  honest and ethical conduct,

      o full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

      o  compliance with applicable laws, rules and regulations,

      o  the prompt reporting violation of the code, and

      o  accountability for adherence to the code.

A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as an exhibit to this Form S-1 filing. Any person desiring a copy of the Code of Business Conduct and Ethics, can obtain one by going to www.sec.gov and looking at the attachments to this Form S-1.

                      BACKGROUND OF OFFICERS AND DIRECTORS

Ms. Lisa Lamson, PRESIDENT, CEO, DIRECTOR, SECRETARY/TREASURER

RESUME

Ms. Lamson has over 15 years of experience in teaching industry with extensive experience in curriculum writing and the development of course work. Ms. Lamson started her teaching career in 1988 at Fremont Union High School as an instructional assistant in special education. She worked there for four years and then moved to both a middle and high school teacher at Cupertino Middle School and Union Mine High School till 2004. She not only had teaching roles, but was also responsible for the communication between each school and the school district. In addition, she had to develop course curriculum for both schools and obtain district approval.

CONFLICTS OF INTEREST

At the present time, we do not foresee a direct conflict of interest with our sole officer and director.

                             EXECUTIVE COMPENSATION

Lisa Lamson will not be taking any compensation until the Company has raised $250,000 in working capital or has sales in excess of $500,000.

SUMMARY OF COMPENSATION

We did not pay any salaries in 2010. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no stock option plans, retirement, pension, or profit sharing plans for the benefit of any officer or director other than as described herein.

SUMMARY COMPENSATION TABLE

The following table provides certain summary information concerning cash and certain other compensation we paid to our Chief Executive Officer for the fiscal year ending January 31, 2010.

                                                                                      Non-
                                                                     Non-Equity    Qualified
                                                                     Incentive     Deferred
                                                 Stock     Option       Plan      Compensation   All Other
Name &                   Fiscal  Salary  Bonus  Award(s)  Award(s)  Compensation    Earnings    Compensation  Total
Principal Position        Year     ($)    ($)     ($)        ($)        ($)           ($)            ($)       ($)
-----------------------  ------  ------  -----  --------  --------  ------------  ------------  ------------  -----
Lisa Lamson               2010      0      -        -         -          -             -              -         0
Chief Executive Officer

                                                       Number of     Percentage
Title of Class           Name                        Shares Owned   of Shares(1)
--------------           ----                        ------------   ------------
Shares of Common Stock   Lisa Lamson(2)               9,000,000         100%
                         2679 Aberdeen Lane
                         El Dorado Hills, CA 95762

(1) Based on 9,000,000 shares outstanding as of January 31, 2010.

(2) The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of her direct and indirect stock holdings. Ms. Lamson is the only "promoter" of our company.

We have no employment agreements with our sole Executive Officer and Director. We will not pay compensation to Directors for attendance at meetings. We will reimburse the Directors for reasonable expenses incurred during the course of their performance.

DIRECTOR COMPENSATION

Ms. Lamson the sole member of our Board of Directors is also our executive officer. We do not pay fees to directors for attendance at meetings of the Board of Directors or of committees; however, we may adopt a policy of making such payments in the future. We will reimburse out-of-pocket expenses incurred by directors in attending board and committee meetings.

LONG-TERM INCENTIVE PLAN AWARDS

We do not have any long-term incentive plans including options and SARs that provide compensation intended to serve as incentive for performance.

EMPLOYMENT AGREEMENTS

At this time, Teaching Time has not entered into any employment agreements with our sole officer and director. If there is sufficient cash flow available from our future operations, the Company may in the future enter into employment agreements with our sole officer and director, or future key staff members.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of their position, if they acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he or she is to be indemnified, we must indemnify him or her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Florida

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Florida law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares.

The stockholder listed below has direct ownership of her shares and possesses sole voting and dispositive power with respect to the shares.

                                                       Number of     Percentage
Title of Class           Name                        Shares Owned   of Shares(1)
--------------           ----                        ------------   ------------
Shares of Common Stock   Lisa Lamson (2)              9,000,000         100%
                         2679 Aberdeen Lane
                         El Dorado Hills, CA 95762
__________________
(1) Based on 9,000,000 shares outstanding as of January 31, 2010.

(2) The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, Ms. Lamson is the only "promoter" of our company.

For the period ended January 31, 2010, a total of 9,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Under Rule 144, a shareholder can sell up to 1% of total outstanding shares every three months in brokers' transactions. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

Our sole officer and director will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since she will continue control our company after the offering, investors in this offering will be unable to change the course of our operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

The company is hereby registering 3,000,000 of its common shares, in addition to the 9,000,000 shares currently issued and outstanding. The price per share is $0.01 (please see "Plan of Distribution" below).

The 9,000,000 shares currently issued and outstanding were acquired by our sole officer and director for the period ended, January 31, 2010. We issued a total of 9,000,000 common shares for consideration of $9,000, which was accounted for as a purchase of common stock.

                            DESCRIPTION OF SECURITIES

In the event the company receives payment for the sale of their shares, Teaching Time will receive all of the proceeds from such sales. Teaching Time is bearing all expenses in connection with the registration of the shares of the Company.

COMMON STOCK

The authorized common stock is two hundred and fifty million (250,000,000) shares with a par value of $.0001 for an aggregate par value of twenty five thousand dollars ($25,000).

   * have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

   * are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

   * do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;

   * and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Florida for a more complete description of the rights and liabilities of holders of our securities.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, and assuming all 3,000,000 shares being offered are sold, present stockholders will own approximately 75% of our outstanding shares.

CASH DIVIDENDS

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

                                    REPORTING

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

                              STOCK TRANSFER AGENT

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, Teaching Time will act as its own transfer agent.

                                STOCK OPTION PLAN

The Board of Directors of Teaching Time has not adopted a stock option plan ("Stock Option Plan"). The company has no plans to adopt a stock option plan but may choose to do so in the future. If such a plan is adopted, this plan may be administered by the board or a committee appointed by the board (the "Committee"). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not, without the written consent of the optionee, impair any rights under any option previously granted. Teaching Time may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

                                   LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

                                  LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Schneider Weinberger & Beilly LLP.

                                     EXPERTS

Our financial statements have been audited for the period ending January 31, 2010 by Lake and Associates, LLC, as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

                                                     LAKE & ASSOCIATES CPA'S LLC

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------

TO THE BOARD OF DIRECTORS
TEACHING TIME, INC.
(A Development Stage Company)

We have audited the accompanying balance sheet of Teaching Time, Inc. (A Development Stage Company) as of January 31, 2010 and the related statements of operations, shareholders' equity and cash flows for the period January 19, 2010 (Inception) through January 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Teaching Time, Inc. (A Development Stage Company) as of January 31, 2010 and the related statements of operations, shareholders' equity and cash flows for the period January 19, 2010 (Inception) through January 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred an operating loss, which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Lake & Associates CPA's LLC

Lake & Associates CPA's LLC
Boca Raton, Florida
February 3, 2010

                                                              20283 State Road 7
                                                                       Suite 300
                                                       Boca Raton, Florida 33498

                                                             Phone: 561.982.9874
                                                               Fax: 561.982.7985

                               Teaching Time, Inc
                          (A Development Stage Company)
                                  Balance Sheet
                                January 31, 2010

                                     ASSETS
                                     ------
                                                                     JANUARY 31,
                                                                         2010
                                                                     -----------

CURRENT ASSETS
  Cash and cash equivalents .....................................    $    9,000
                                                                     ----------
    Total current assets ........................................         9,000
                                                                     ----------

                                                                     ----------

  TOTAL ASSETS ..................................................    $    9,000
                                                                     ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

CURRENT LIABILITIES
  Accounts payable & Accrued liabilities ........................    $    3,579
                                                                     ----------
    Total liabilities ...........................................         3,579
                                                                     ----------


STOCKHOLDERS' EQUITY
  Capital Stock (Note 4)
    Authorized:
      250,000,000 common shares, $0.0001 par value
    Issued and outstanding shares:
      9,000,000 .................................................    $      900
  Additional paid-in capital ....................................         8,100
  Deficit accumulated during the development stage ..............        (3,579)
                                                                     ----------
  Total Stockholders' Equity ....................................         5,421
                                                                     ----------

  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ....................    $    9,000
                                                                     ==========

    The accompaning notes are an integral part of these financial statements.

                               Teaching Time, Inc.
                          (A Development Stage Company)
                             Statement of Operations
               For the period January 19, 2010 to January 31, 2010

                                                                  FOR THE PERIOD
                                                                  FROM INCEPTION
                                                                    JANUARY 19,
                                                                      2010 TO
                                                                    JANUARY 31,
                                                                       2010
                                                                  --------------

REVENUES ......................................................   $           -
                                                                  -------------

EXPENSES
  General & Administrative ....................................              79
  Professional Fees ...........................................   $       3,500
                                                                  -------------

Loss Before Income Taxes ......................................   $      (3,579)
                                                                  -------------

Provision for Income Taxes ....................................               -
                                                                  -------------

Net Loss ......................................................   $      (3,579)
                                                                  =============

PER SHARE DATA:

  Basic and diluted loss per common share .....................   $           -
                                                                  =============

  Basic and diluted weighted Average Common shares outstanding        9,000,000
                                                                  =============

    The accompaning notes are an integral part of these financial statements.

                                        Teaching Time, Inc.
                                   (A Development Stage Company)
                           Statement of Stockholders' Equity (Deficiency)

                                                                              Deficit
                                                                            Accumulated
                                             Common Stock      Additional   During the
                                          ------------------    Paid-in     Development
                                            Shares    Amount    Capital        Stage        Total
                                          ---------   ------   ----------   -----------   --------
Inception - January 19, 2010 ..........           -   $    -   $        -   $        -    $      -

  Common shares issued to Founder
   for cash  at $0.001 per share
   (par value $0.0001) on 1/19/2010 ...   9,000,000      900        8,100            -       9,000

  Loss for the period from inception on
   January 19, 2010 to January 31, 2010           -        -            -       (3,579)     (3,579)
                                          ---------   ------   ----------   ----------    --------

Balance - January 31, 2010 ............   9,000,000   $  900   $    8,100   $   (3,579)   $  5,421
                                          =========   ======   ==========   ==========    ========

             The accompaning notes are an integral part of these financial statements.

                                                F-4

                               Teaching Time, Inc.
                          (A Development Stage Company)
                             Statement of Cash Flow
               For the period January 19, 2010 to January 31, 2010

                                                                  For the Period
                                                                  from Inception
                                                                    January 19,
                                                                     2010 to
                                                                    January 31,
                                                                       2010
                                                                  --------------

OPERATING ACTIVITIES

  Net Loss .....................................................  $      (3,579)
                                                                  -------------

  Changes in Operating Assets and Liabilities:
    Increase (decrease) in accounts payable
     and accrued liabilities ...................................          3,579
                                                                  -------------
  Net cash used in operating activities ........................              -
                                                                  -------------

FINANCING ACTIVITIES

  Common stock issued for cash .................................          9,000
                                                                  -------------
  Net cash provided by financing activities ....................          9,000
                                                                  -------------


INCREASE IN CASH AND CASH EQUIVALENTS ..........................          9,000

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD ...............              -
                                                                  -------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD .....................  $       9,000
                                                                  =============

Supplemental Cash Flow Disclosures:

  Cash paid for:
    Interest expense ...........................................  $           -
                                                                  =============
    Income taxes ...............................................  $           -
                                                                  =============

    The accompaning notes are an integral part of these financial statements.

                               TEACHING TIME, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                               (JANUARY 31, 2010)

NOTE 1.  GENERAL ORGANIZATION AND BUSINESS

Teaching Time, Inc. ("Teaching Time, Inc.") is a development stage company, incorporated in the State of Florida on January 19, 2010 to provide software to companies to help them market and sell their music and entertainment content to consumers. The music and entertainment content is audio and video clips of concerts, artist interviews, and highlights. Based on the customer request, the software will extract the music and entertainment content from the customer's music and entertainment library and stream that content to the customer. This content is referred to as "digital assets". The customer can request the content from any internet device such as a computer, laptop or mobile device.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

Accounting Basis
----------------

These financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents
-------------------------

For the purpose of the financial statements cash equivalents include all highly liquid investments with maturity of three months or less.

Earnings (Loss) per Share
-------------------------

The basic earnings (loss) per share are calculated by dividing the Company's net income available to common shareholders by the weighted average number of common shares outstanding during the year. The diluted earnings (loss) per share are calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity. There are no diluted shares outstanding.

Dividends
---------

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the period shown, and none are contemplated in the near future.

                               TEACHING TIME, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                               (JANUARY 31, 2010)

Income Taxes
------------

The Company adopted FASB ASC 740, Income Taxes, at its inception deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. No deferred tax assets or liabilities were recognized as of January 31, 2010 .

Advertising
-----------

The Company will expense advertising as incurred. The advertising since inception has been $0.00.

Use of Estimates
----------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue and Cost Recognition
----------------------------

The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

Property
--------

The company does not own any real estate or other properties. The company's office is located 2679 Aberdeen Way, El Dorado Hills, CA 95762. Our contact number is 408-605-1572. The business office is located at the home of Lisa Lamson, the CEO of the company, at no charge to the company.

                               TEACHING TIME, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                               (JANUARY 31, 2010)

Recently Issued Accounting Pronouncements
-----------------------------------------

The Company has adopted all recently issued accounting pronouncements. The adoption of the accounting pronouncements, including those not yet effective, is not anticipated to have a material effect on the financial position or results of operations of the Company.

NOTE 3.  INCOME TAXES:

The Company provides for income taxes under ASC Topic 740 which requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect currently.

ASC Topic 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company's opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset. Details for the last three years follow:

Year Ended January 31,            2010
----------------------           ------
      Deferred Tax Asset .....   $ 0.00
      Valuation Allowance ....     0.00
      Current Taxes Payable ..     0.00
                                 ------
      Income Tax Expense .....   $ 0.00
                                 ======

The Company has filed no income tax returns since inception.

NOTE 4.  STOCKHOLDERS' EQUITY

Common Stock
------------

On January 19, 2010, the Company issued 9,000,000 of its $0.0001 par value common stock for $9,000 cash to the founder of the Company. The issuance of the shares was made to the sole officer and director of the Company and an individual who is a sophisticated and accredited investor, therefore, the issuance was exempt from registration of the Securities Act of 1933 by reason of
Section 4 (2) of that Act.

There are 250,000,000 Common Shares at $0.0001 par value Authorized with 9,000,000 Issued and Outstanding as of January 31, 2010.

                               TEACHING TIME, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                               (JANUARY 31, 2010)

NOTE 5.  RELATED PARTY TRANSACTIONS

The officer and director of the Company are involved in other business activities and may, in the future, become involved in other business opportunities that become available. Ms. Lamson is currently providing 5-10 hours of consulting services to Design/1, a company specializing in organizational communications. They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 6.  GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the period January 19, 2010 (date of inception) through January 31, 2010 the Company has had a net loss of $3,579. As of January 31, 2010, the Company has not emerged from the development stage. In view of these matters, recoverability of any asset amounts shown in the accompanying financial statements is dependent upon the Company's ability to begin operations and to achieve a level of profitability. Since inception, the Company has financed its activities principally from the sale of equity securities. The Company intends on financing its future development activities and its working capital needs largely from loans and the sale of public equity securities with some additional funding from other traditional financing sources, including term notes, until such time that funds provided by operations are sufficient to fund working capital requirements.

NOTE 7.  CONCENTRATIONS OF RISKS

Cash Balances
-------------

The Company maintains its cash in institutions insured by the Federal Deposit Insurance Corporation (FDIC). All other deposit accounts at FDIC-insured institutions were insured up to at least $250,000 per depositor until December 31, 2009. On January 1, 2010, FDIC deposit insurance for all deposit accounts, except for certain retirement accounts, returned to $100,000 per depositor. The Company had no deposits in excess of insured amounts as of January 31, 2010.

NOTE 8.  SUBSEQUENT EVENTS

None. The Company has evaluated subsequent events through March 23, 2010, the date which the financial statements were available to be issued, and no such events have occurred.

               PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

                  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The registrant will pay for all expenses incurred by this offering. Whether or not all of the offered shares are sold, these expenses are estimated as follows:

                  SEC Filing Fee and Printing ..   $ 1,000 *
                  Transfer Agent ...............         0
                                                   -------
                       TOTAL ...................   $ 1,000
                                                   -------
                  * estimate

                    RECENT SALES OF UNREGISTERED SECURITIES

(a) Prior sales of common shares

Teaching Time, Inc. is authorized to issue up to 250,000,000 shares of common stock with a par value of $0.0001. For the period ended January 31, 2010, we had issued 9,000,000 common shares to our sole officer and director for a total consideration of $9,000. What was the exemption and facts relied upon for this sale?

Teaching Time, Inc. is not listed for trading on any securities exchange in the United States, and there has been no active market in the United States or elsewhere for the common shares.

During the past year, Teaching Time, Inc. has sold the following securities which were not registered under the Securities Act of 1933, as amended:

For the period ended January 31, 2010, Teaching Time, Inc. issued 9,000,000 shares of common stock to the sole officer and director for cash proceeds of $9,000 at 0.001 per share.

                                    EXHIBITS

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation K. All exhibits have been previously filed unless otherwise noted.

EXHIBIT NO.   DOCUMENT DESCRIPTION
-----------   --------------------
3.1           Articles of Incorporation of Teaching Time, Inc.*

3.2           Bylaws of Teaching Time, Inc.*

4.1           Specimen Stock Certificate of Teaching Time, Inc.*

5.1           Opinion of Counsel (to be supplied by amendment).

14.1          Code of Business Conduct and Ethics.*

23.1          Consent of Accountants.**

23.2          Consent of Counsel (to be supplied by amendment).

99.1          Subscription Documents and Procedure of Teaching Time, Inc.*
_________________
*  previously filed
** Filed herewith

(B) DESCRIPTION OF EXHIBITS

EXHIBIT 3.1 Articles of Incorporation of Teaching Time, Inc.

EXHIBIT 3.2 Bylaws of Teaching Time, Inc.

EXHIBIT 4.1 Specimen Stock Certificate of Teaching Time, Inc.

EXHIBIT 5.1

EXHIBIT 14.1 Code of Business Conduct and Ethics.

EXHIBIT 23.1 Consent of Accountants

EXHIBIT 23.2

EXHIBIT 99.1 Subscription Documents and Procedure of Teaching Time, Inc.

                                  UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

      i. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

      ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

      iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

      iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on this Form S-1. Furthermore, the registrant has authorized this registration statement and has duly caused this Form S-1 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in El Dorado Hills, CA 95762, on this 23rd day of March, 2010.

Teaching Time, Inc.

/s/ Lisa Lamson
---------------
Lisa Lamson
President and Director
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer


Know all men by these present, that each person whose signature appears below constitutes and appoints Lisa Lamson, as agent, with full power of substitution, for her and in her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Form S-1 registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Lisa Lamson                         March 23, 2010
---------------
Lisa Lamson
President and Director
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer